INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES RENEWAL OF COAL TRANSPORTATION CONTRACT WITH TAMPA ELECTRIC COMPANY THROUGH END OF 2017

Mobile, Alabama, November 14, 2014 – International Shipholding Corporation (NYSE: ISH) today announced the signing of its contract with Tampa Electric (“TEC”). ISH’s Jones Act fleet will provide TEC with transportation under a three year agreement beginning January 01, 2015, with a further two-year extension at TEC’s option.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “We are pleased to have extended our relationship with TEC, a long-time customer of our subsidiary, United Ocean Services (“UOS”).  With this agreement, in conjunction with the contract we signed with The Mosaic Company earlier this year, we have secured substantial utilization for our Jones Act fleet on fixed, multi-year contracts with high quality counterparties.  As the largest carrying capacity Jones Act Dry Bulk operator, we believe that these contracts help provide a firm, long-term foundation from which to aggressively pursue additional Jones Act business.”

Mr. Johnsen concluded, “Our contract extension with TEC marks an important milestone in the efficient deployment of the UOS fleet that we purchased in late 2012 allowing us to focus on increasing our strong and predictable cash flows, actively managing our fleet with accretive acquisition opportunities across niche maritime segments and creating value for our shareholders.”

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy, quarantines and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082